                                                                       EX-99.14B

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders of Alleghany Funds:

We consent to the use of our report dated December 18, 2000 on the Alleghany Funds (comprising of Alleghany/Montag & Caldwell Growth Fund, Alleghany/Chicago Trust Growth & Income Fund, Alleghany/Chicago Trust Talon Fund, Alleghany/Chicago Trust Small Cap Value Fund, Alleghany/Veredus Aggressive Growth Fund, Alleghany/Montag & Caldwell Balanced Fund, Alleghany/Chicago Trust Balanced Fund, Alleghany/Chicago Trust Bond Fund, Alleghany/Chicago Trust Municipal Bond Fund, and Alleghany/Chicago Trust Money Market Fund, Alleghany/Veredus SciTech Fund, Alleghany/Blairlogie International Developed Fund and Alleghany/Blairlogie Emerging Markets Fund) incorporated by reference on Form N-14 (the "Registration Statement") and to the reference to our firm under the heading "Fiscal Year End Financial Statements" in the Proxy Statement/Prospectus which also constitutes part of this Registration Statement.



                                                                        KPMG LLP


Chicago, Illinois
July 3, 2001